Exhibit 10.49

AMENDMENT TO OPTION AND EMPLOYMENT AGREEMENT

THIS AMENDMENT TO OPTION AND EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 28, 2020, by and between Histogen Inc., a Delaware corporation (the “Company”), and Richard W. Pascoe (the “Participant”).

WHEREAS, Participant and Company are parties to that certain Executive Employment Agreement, dated as of December 11, 2018 (the “Employment Agreement”), which provides, inter alia, that the Company issue to Participant a New Hire Option Award for 3,382,923 shares of common stock, par value $0.001 per share, of the Company (such stock, the “Common Stock”, and such shares, the “Option Shares”);

WHEREAS, the Company issued the New Hire Option Award to Participant pursuant to that certain Notice of Grant of Stock Option, dated January 24, 2019 (the “NGSO”), by and between the Company and Participant;

WHEREAS, the New Hire Option Award provides that forty percent (40%) of the Option Shares, or 1,353,169 Option Shares (the “Liquidity Option Shares”), vest immediately upon (a) the closing of an underwritten initial public offering of the Company’s securities that is registered under the Securities Act of 1933, as amended, or (b) forty-five (45) days following a Change in Control (as such term is defined in the Histogen Inc. 2017 Stock Plan (the “Plan”));

WHEREAS, Section 3(c)(ii) of the Employment Agreement provides that, on the One Year Anniversary Date, subject to Participant’s continued employment with or service to the Company through such date, the Participant is entitled to receive an Additional Option Award to purchase a number of shares of Common Stock as is required such that Participant’s Option Awards, in the aggregate, represent five percent (5%) of the Company’s Fully Diluted Capitalization as of such One Year Anniversary Date (the “Anti-Dilution Provision”);

WHEREAS, the Company anticipates entering into a certain Amendment and Plan of Merger and Reorganization, to be dated on or about the date hereof (the “Merger Agreement”), by and among the Company, Conatus Pharmaceuticals Inc. (“Parent”) and Chinook Merger Sub, Inc. (“Merger Sub”);

WHEREAS, upon the consummation of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub into the Company, with the Company as the surviving corporation (the “Merger”), the outstanding shares of the Company will be exchanged for newly issued shares of Parent Common Stock, which the parties anticipate will be listed on the Nasdaq Capital Market; and

WHEREAS, the parties desire to amend the terms for the vesting of the Liquidity Option Shares and to terminate the Anti-Dilation Provision in the event of the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. For purposes of this Amendment, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the NGSO or, if not defined therein, in the Employment Agreement. The following terms, whenever used in this Amendment, shall have the respective meanings ascribed to them below:

(a) “30-Day Trailing VWAP” means, as of any determination date, the volume-weighted average price of the Parent Common Stock on the Principal Trading Market (as reported by such Principal Trading Market) for the thirty (30) Trading Day period ending immediately prior to such date of determination; provided that if there is no Principal Trading Market for any such day, then the price used for such day shall be determined by the Board in good faith (i) without regard to any restriction other than a restriction which, by its terms, will never lapse, and (ii) in a manner consistent with the requirements of Section 409A.

(b) “Market Capitalization” means an amount equal to the product of (x) the 30-Day Trailing VWAP multiplied by (y) the aggregate number of outstanding shares of Parent Common Stock (as reported on Parent’s most recently filed Form 10-Q or Form 10-K or, if Parent is no longer subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, as reflected on Parent’s stock ledger).

(c) “Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

(d) “Principal Trading Market” means the national or regional securities exchange or over-the-counter market (reflected by the existence of an interdealer quotation system) on which the Parent Common Stock is primarily listed on or quoted for trading, which, as of the date of this Amendment, is the NASDAQ Capital Market.

(e) “Trading Day” means a day on which the Parent Common Stock is traded on the Principal Trading Market or, if there is no Principal Trading Market, a business day.

2. Amendment of NGSO Vesting. Effective at (and subject to the occurrence of) the Effective Time (as such term is defined in the Merger Agreement), the vesting schedule of the Liquidity Option Shares shall be amended and the Liquidity Option Shares shall at such time and thereafter vest as follows, subject to the Participant continuing to provide services to the Company through each applicable vesting date:

(a) 25% of the Liquidity Option Shares (rounded down to the nearest whole Liquidity Option Share) shall vest at the Effective Time.

(b) 25% of the Liquidity Option Shares (rounded down to the nearest whole Liquidity Option Share) shall vest upon the first date, if any, that the Market Capitalization exceeds $200,000,000.

(c) 25% of the Liquidity Option Shares (rounded down to the nearest whole Liquidity Option Share) shall vest upon the first date, if any, that the Market Capitalization exceeds $275,000,000.

(d) The remaining unvested Liquidity Option Shares shall vest upon the first date, if any, that the Market Capitalization exceeds $300,000,000.

3. Waiver and Termination of Anti-Dilution Provision. Subject to Section 5 hereof, (a) Participant hereby irrevocably waives the Anti-Dilution Provision and the right to receive the Additional Option Award; and (b) Section 3(c)(ii) of the Employment Agreement is hereby terminated and has no further force or effect (and all subsequent subsections of Section 3(c) of the Employment Agreement are accordingly renumbered).

4. Limited Amendment. Except as expressly amended in this Amendment, the NGSO and Employment Agreement shall remain unchanged and remain in full force and effect.

5. Termination. In the event the Merger Agreement is terminated prior to the consummation of the Merger, this Amendment, including without limitation the waiver and amendment in Section 3 hereof, shall be automatically terminated, and shall be of no force or effect, ab initio. In such event, the Company shall grant the Additional Option Award to the Participant within 60 days following such termination of the Merger Agreement.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes.

7. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed therein.

8. Miscellaneous. Participant has full authority to enter into this Amendment and to be bound by it. Participant is voluntarily entering into this Amendment free of any duress or coercion. Participant was advised to and has had the opportunity to consult legal counsel of Participant’s own choosing with respect to the execution and legal effect of this Amendment. This Amendment, together with the Employment Agreement (including without limitation all other agreements referenced therein) and the NGSO, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and supersedes any and all other agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. This Amendment cannot be modified in any respect except in a written instrument signed by the parties hereto. In the event that any provision of this Amendment is held to be void, null or unenforceable, the remaining portions will remain in full force and effect. Any uncertainty or ambiguity in this Amendment will not be construed for or against any party hereto based on the attribution of drafting to either party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

“Company”	HISTOGEN INC.

	By:	/s/ David H. Crean
David H. Crean Director

“Participant”	/s/ Richard W. Pascoe
RICHARD W. PASCOE

Signature Page to Amendment to Option and Employment Agreement